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                                                                  EXHIBIT (21.0)

                               BADGER METER, INC.

                         SUBSIDIARIES OF THE REGISTRANT


The company's subsidiaries are listed below. All of the subsidiaries of the company listed below are included in the consolidated financial statements.


                                                     Percentage                     State or Country
Name                                                 of ownership                   in which organized
----                                                 ------------                   ------------------
Badger Meter Europe, GmbH                              100%                             Federal
                                                                                        Republic
                                                                                        of Germany



Badger Meter de Mexico, S.A. de C.V.                   100%                             Mexico

Badger Meter Limited                                   100%                             United Kingdom

Badger Meter de Las Americas, S.A. de C.V.             100%                             Mexico

Badger Meter Export, Inc.                              100%                             Virgin Islands
     (a large FSC)                                                                      (U.S.)

Badger/Instromet LLC                                    50%                             Wisconsin

Badger Meter Canada                                    100%                             Canada


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